Exhibit 3.96

SUNGARD PUBLIC SECTOR INC.

AMENDED AND RESTATED BYLAWS

These Amended and Restated Bylaws are adopted by the Corporation and are supplemental to the Florida Business Corporation Act as the same shall from time to time be in effect, and shall supersede any and all previous bylaws.

ARTICLE I. SHAREHOLDERS

Section 1.1. Place of Shareholders’ Meetings. All meetings of the shareholders shall be held at such place or places, inside the State of Florida, as determined by the Board of Directors from time to time. If necessary, however, the Board of Directors may determine to hold such meetings outside the State of Florida.

Section 1.2. Annual Shareholders’ Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of other business which is properly brought before such meeting, shall be held in each calendar year, at a date, time and place determined by the Board of Directors.

Section 1.3. Notice of Meetings. Notice of meetings of shareholders providing the date, time, and place of each annual and special shareholders’ meetings shall be given to each shareholder of record no fewer than 10 or more than 60 days before the meeting date.

Section 1.4. Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by the President or the Board of Directors.

Section 1.5. Absentee Participation in Meetings. Any shareholder may participate in a meeting of the shareholders by use of a conference telephone or a similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 1.6. Designation of Presiding and Recording Officer. At any meeting of the shareholders, the shareholders who are present shall have the right to designate any person, whether or not an officer, director or shareholder, to preside over or record the proceedings of such meeting.

Section 1.7. Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within 10 days of the taking of the corporate action without a meeting by less than unanimous written consent notice shall be given to those shareholders who have not consented in writing.

Bylaws of SunGard Public Sector Inc.

Section 1.8. Quorum. The presence, at any shareholder’s meeting, in person or by proxy, of persons entitled to vote a majority of the shares of the corporation then outstanding shall constitute a quorum for the transaction of business.

ARTICLE II. DIRECTORS

Section 2.1. Number of Directors. The number of directors shall initially be three directors, and thereafter shall be such number as may from time to time be determined by the Board of Directors. However, there shall be at all times at least one and no more than five directors. Directors shall be elected at the annual meeting of shareholders, except that if a vacancy shall occur in the Board of Directors for any reason, the remaining directors may appoint a person to fill such vacancy. In the event there are no directors in office, application may be made by any officer or shareholder for a special meeting of shareholders to be held to elect new director(s).

Section 2.2. Term of Directors. Each director shall serve until the next succeeding annual meeting and until his or her successor is elected and qualifies, or until his or her earlier resignation or removal.

Section 2.3. Resignations of Directors. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 2.4. Removal of Directors. At any regular or special meeting called for such purpose, any director or directors may be removed from office, with or without cause, by majority vote.

Section 2.5. Compensation of Directors. Unless the Board of Directors otherwise determines, directors shall not be entitled to any compensation for their services as directors. Any director may serve the Corporation in other capacities and be entitled to such compensation therefor as is determined by the Board of Directors.

Section 2.6. Annual Meeting of Directors. An annual meeting of the Board of Directors shall be held in each calendar year immediately following the annual meeting of the shareholders. Notice of such meeting need not be given.

Section 2.7. Special Meetings of Directors. Special meetings of the Board of Directors may be called by the President or a majority of the directors. Any such meeting shall be held at the principal office of the Corporation or at any other place within or without the State of Florida.

Section 2.8. Notice of Directors’ Meetings. Reasonable notice of meetings of directors shall be in writing and shall be given to each director not less than two (2) days’ before such meeting. Unless otherwise required by law or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of

Bylaws of SunGard Public Sector Inc.

Directors need be specified in the notice or waiver of notice of such meeting.

Section 2.9. Committees. In the absence or disqualification of any member of any committee established by the Board of Directors, the members thereof who are present at any meeting of such committee and are not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member.

Section 2.10. Absentee Participation in Meetings. Any director may participate in a meeting of the Board of Directors, a meeting of a committee established by the Board of Directors, or a meeting of the shareholders, by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 2.11. Designation of Presiding and Recording Officers. At any meeting of the directors, the directors who are present shall have the right to designate any person, whether or not an officer, director or shareholder, to preside over or record the proceedings of such meeting.

Section 2.12. Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the Board.

ARTICLE III. OFFICERS

Section 3.1. Officers. The Corporation shall have a President, Secretary and a Treasurer, and may have one or more Vice Presidents, one or more Assistant Vice Presidents, Assistant Secretaries, or Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.

Section 3.2. Election and Term of Officers. The President, Secretary, and Treasurer of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors. All other officers and assistant officers shall be elected by the Board of Directors or appointed by the President at the time, in the manner, and for such term as the Board of Directors or the President, as the case may be, from time to time determines. Each officer and assistant officer shall serve until his successor is duly elected and qualifies, or until he resigns or is removed from office.

Section 3.3. Compensation. Unless otherwise provided by the Board of Directors, the compensation of officers and assistant officers shall be fixed by the President.

Section 3.4. President. The President shall be the chief executive officer of the

Bylaws of SunGard Public Sector Inc.

Corporation, and, subject to the direction and control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation, and shall preside at all meetings of the shareholders and of the Board of Directors. As authorized by the Board of Directors, the President shall execute and seal, or cause to be sealed, all instruments requiring such execution, except to the extent that signing and execution thereof is expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Upon request of the Board of Directors, the President shall report to it all matters which the interests of the Corporation may require be brought to the attention of the Board of Directors.

Section 3.5. Vice President, Secretary, Treasurer, and Assistant Officers. In the absence or disability of the President, the Vice President or Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of the President. The Secretary shall record the proceedings of all meetings of the shareholders and directors. The Vice President or Vice Presidents, the Secretary, the Treasurer, the Assistant Secretary or Secretaries, and the Assistant Treasurer or Treasurers, shall act under the direction of the President and shall perform all duties which are prescribed by the President or the Board of Directors.

Section 3.6. Resignations of Officers. Any officer may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 3.7. Removal. Any officer may be removed from office at any time,, with or without cause, on the affirmative vote of a majority of the Board of Directors. Removal shall be without prejudice to any contract rights of the officer removed.

Section 3.8. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

ARTICLE IV. INDEMNIFICATION OF DIRECTORS, OFFICERS

AND OTHER PERSONS

Section 4.1. Indemnification. This corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Florida any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was director or officer of this corporation, or is or was serving at the request of this corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, unless such person breached or failed to perform his duties as an officer, director, employee or agent of this corporation and such breach constitutes:

Bylaws of SunGard Public Sector Inc.

(a) a violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(b) a transaction from which the director, officer, employee or agent derived an improper personal benefit, either directly or indirectly; or

(c) recklessness or an act or omission which was committed in bad faith or with malicious purpose in a manner exhibiting wanton and willful disregard for human rights, safety, or property.

A judgment or other final adjudication against a director, officer, employee or agent of this corporation in any criminal proceeding for violation of criminal law shall estop such person from contesting the fact that his breach or failure to perform constitutes a violation of the criminal law, but such judgment or other final adjudication shall not estop such person from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful.

The indemnification provided by this Article shall continue as to an Indemnified Person who has ceased to be a director or officer or employee and shall inure to the benefit of the estate, heirs, personal representatives, beneficiaries, executors and administrators of such a person. All rights to indemnification and advances under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Florida Business Corporation Act or any other applicable laws shall not in any way diminish the rights to indemnification of such Indemnified Person or the obligations of the Corporation arising hereunder for claims relating to matters occurring prior to the repeal or modification.

ARTICLE V. FINANCIAL REPORTS TO SHAREHOLDERS

Section 5.1. No Annual Report Required. The directors of the Corporation shall not be required to send or cause to be sent to the shareholders any annual financial reports.

ARTICLE VI. SHARES OF CAPITAL STOCK

Section 6.1. Signatures on Share Certificates. Each share certificate shall be signed by (a) the President or a Vice President of the Corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Corporation.

Section 6.2. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such shareholder: (a) requests such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation an

Bylaws of SunGard Public Sector Inc.

indemnity bond deemed sufficient by the Board of Directors; and (c) satisfies any other reasonable requirements fixed by the Board of Directors.

Section 6.3. Transfer of Shares. Upon surrender to the Corporation or its transfer agent of a certificate for shares, duly endorsed for transfer by the person named in the certificate or by an attorney lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall record the transfer of such shares upon its books, issue a new certificate or certificates to the person or persons entitled thereto, and cancel the surrendered certificate.

ARTICLE VII. AMENDMENTS

Section 7.1. Amendment by Shareholders or Board of Directors. These Bylaws may be amended or repealed by a majority vote of the directors, or by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, as the case may be, at any regular or special meeting duly convened after notice to the directors or the shareholders of that purpose.

Section 7.2. Recording Amendments. The text of all amendments to these Bylaws shall be attached hereto, and a notation of the date of its adoption and a notation of whether it was adopted by the directors or the shareholders shall be made in Section 9.2 hereof.

ARTICLE VIII. MISCELLANEOUS

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 8.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer(s) or other person(s) as the Board of Directors may from time to time designate.

ARTICLE IX. ADOPTION OF AMENDED AND RESTATED BYLAWS

AND RECORD OF AMENDMENTS THERETO

Section 9.1. Adoption and Effective Date. These Amended and Restated Bylaws have been adopted as the Bylaws of the Corporation this 1st day of January, 2008, and shall be effective as of said date.

Section 9.2. Amendment of Bylaws. The bylaws may be adopted, altered, amended, or repealed by either the shareholders or the board of directors, but the board of directors may not amend or repeal any bylaws adopted by shareholders if the shareholders specifically provide such bylaws are not subject to amendment or repeal by the directors.

Bylaws of SunGard Public Sector Inc.

SECTION AMENDED	DATE AMENDED	MANNER OF ADOPTION
Change of corporate name	05/28/2003	Joint unanimous consent of the board of directors and sole shareholder
Change of corporate name	01/01/2008	Joint unanimous consent of the board of directors and sole shareholder